UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2025

INTUIT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21180	77-0034661
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 Coast Avenue, Mountain View, CA 94043
(Address of principal executive offices, including zip code)
(650) 944-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.01 par value	INTU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 16, 2025, Intuit Inc. (the “Company”) announced that Laura Fennell, who has served as the Company’s Executive Vice President and Chief People & Places Officer since August 2018, will transition to a new role effective July 31, 2025. The Company and Ms. Fennell have entered into an agreement (the “Transition Agreement”) pursuant to which Ms. Fennell will continue to be employed by the Company through September 1, 2027 (the “Transition Period”). Pursuant to the Transition Agreement, from August 1, 2025 to July 31, 2026, Ms. Fennell will be paid an annual base salary of $770,000 and will be eligible to receive a target annual cash bonus equal to 50% of this base salary. From August 1, 2026 to September 1, 2027, Ms. Fennell will be paid an annual base salary of $200,000 and will be eligible to receive a target annual cash bonus equal to 30% of this base salary. During the Transition Period, while continuing to serve as an employee, Ms. Fennell’s previously granted equity awards will continue to vest in accordance with their terms. The Transition Agreement provides for a customary release of claims by Ms. Fennell and reaffirmation of her obligations under an employee intellectual property assignment and confidentiality agreement.

The Company announced that Caryl Hilliard, the Company’s Senior Vice President, People & Places, will serve as the Company’s Chief People & Places Officer effective August 1, 2025.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 16, 2025	INTUIT INC.

		By:	/s/ Kerry J. McLean
Kerry J. McLean
Executive Vice President, General Counsel and Corporate Secretary